Exhibit 10.16(a)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement No. [***]

STANDARD EXCLUSIVE LICENSE AGREEMENT

WITH SUBLICENSING TERMS

TABLE OF CONTENTS

Section 1	Definitions
Section 2	Grant
Section 3	Due Diligence
Section 4	Royalties
Section 5	Certain Warranties and Disclaimers of UFRF
Section 6	Record keeping
Section 7	Patent Prosecution
Section 8	Infringement and Invalidity
Section 9	Term and Termination
Section 10	Assignability
Section 11	Dispute Resolution Procedures
Section 12	Product Liability; Conduct of Business
Section 13	Use of Names
Section 14	Miscellaneous
Section 15	Notices
Section 16	Contract Formation and Authority
Section 17	United States Government Interests

Appendix A	Development Plan
Appendix B	Development Report
Appendix C	UFRF Royalty Report

This Agreement is made effective the 15th day of December, 2004, (the “Effective Date”) by and between the University of Florida Research Foundation, Inc. (hereinafter called “UFRF”), a nonstock, nonprofit Florida corporation, and ViewRay, Inc. (hereinafter called “Licensee”), a corporation organized and existing under the laws of the State of Florida;

WHEREAS, UFRF owns certain inventions that are described in the “Licensed Patents” defined below, and UFRF is willing to grant a license to Licensee under any one or all of the Licensed Patents and Licensee desires a license under all of them;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

Section 1	Definitions

1.1	“Licensed Patents” shall refer to and mean all of the following UFRF intellectual property:

1.1.1	the United States patent(s)/patent application(s) [***] in the [***], and all divisionals, and continuations United States patents and foreign patents, reissues and reexaminations based on [***] by the [***].

1.2	“Licensed Product” and “Licensed Process” shall mean:

1.2.1	In the case of a Licensed Product, any product or part thereof developed by or on behalf of Licensee that:

(a)	is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents, in any country in which any product is made, used or sold; or

(b)	is manufactured by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents, in any country in which any such process is used or in which any such product is used or sold.

1.2.2	In the case of a Licensed Process, any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents in any country in which such process is practiced.

1.3	“Improvements” shall mean any modification of an invention described in the Licensed Patents which, if unlicensed, would infringe one or more claims of the Licensed Patents.

1.4	“Net Sales” shall mean the amount collected on sales of Licensed Product and/or Licensed Processes after deducting, if not already deducted in the amount invoiced:

•	Trade and/or quantity discounts

•	Credits on returns and allowances

•	Outbound transportation costs paid

•	Sales Taxes

The “Net Sales” for Licensed Software that is transferred to a third party for promotional purposes without charge or at a discount shall [***]. Licensee will not [***].

1.5

The term “Affiliate” shall mean: (a) any person or entity which controls at least fifty percent (50%) of the equity or voting stock of the Licensee or (b) any person or entity fifty percent (50%) of whose equity or voting stock is owned or controlled by the Licensee or (c) any person or entity of which at least fifty percent (50%) of the equity or voting stock is owned or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

controlled by the same person or entity owning or controlling at least fifty percent (50%) of Licensee or (d) any entity in which any officer, employee, or director is also an officer, employee, or director of Licensee or any person who is an officer, employee or director of Licensee.

1.6	The term “Sublicensee” shall mean any third party to whom Licensee confers the right to make, use and sell Licensed Product and/or Licensed Processes.

1.7	“Development Plan” shall mean a written report summarizing the development activities that are to be undertaken by the Licensee to bring Licensed Products and/or Licensed Processes to the market. The Development Plan is attached hereto as Appendix A.

1.8	“Development Report” shall mean a written account of Licensee’s progress under the Development Plan having at least the information specified on Appendix B to this Agreement, and shall be sent to the address specified on Appendix B.

1.9	“Licensed Field” shall be limited to the field of [***].

1.10	“Licensed Territory” shall be worldwide.

Section 2	Grant

2.1	License.

UFRF hereby grants to Licensee an exclusive license, limited to the Licensed Field and the Licensed Territory, under the Licensed Patents to make, use and sell Licensed Products and/or Licensed Processes. UFRF reserves to itself and the University of Florida the right to make, have made, use, sell, offer for sale, develop and import Licensed Products and/or Licensed Processes solely for their internal, non-commercial research, clinical (including, but not limited to patient care at Shands Teaching Hospital and University of Florida patient care facilities), and educational purposes. In addition, UFRF reserves to itself, as well as to the University of Florida the right to use materials that might be covered under Licensed Patents solely for their internal, non-commercial research purposes and to meet all applicable governmental requirements governing the ability to transfer materials. UFRF shall treat any information relating to the Licensed Patents as confidential except that inventor of Licensed Patents shall have the right to [***] and Licensee shall [***].

2.2	Sublicense.

2.2.1	Licensee may grant written, nonexclusive Sublicenses to third parties. Any agreement granting a Sublicense shall state that the Sublicense is subject to the termination of this Agreement. Licensee shall have [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2.2	In respect to Sublicenses granted by Licensee under 2.2.1 above, Licensee shall pay to UFRF [***]. In addition, if Licensee receives any fees, minimum royalties, or other payments in consideration for any rights granted under a Sublicense, and such payments are not based directly upon the amount or value of Licensed Products sold by the Sublicensee, then: (i) If such Sublicense occurs within [***] of the Effective date Licensee shall pay UFRF [***] percent ([***]%) of such payments; (ii) [***] percent ([***]%) of such payments if Sublicense occurs after [***] but less than [***] from the Effective Date; or (iii) [***] percent ([***]%) if Sublicense occurs after [***] from the Effective Date, all of which shall be paid in the manner specified in Section 4.5. Licensee shall not receive from Sublicensees [***] under this Agreement [***].

2.2.3	Licensee shall [***] within [***] prior to the execution of the sublicense agreement.

Section 3	Due Diligence

3.1	Development.

3.1.1	Licensee agrees to and warrants that: it has, or will obtain, the expertise necessary to independently evaluate the inventions of the Licensed Patents; it will establish and [***] pursue the Development Plan (see Appendix A) to the end that the inventions of the Licensed Patents will be utilized to provide Licensed Products and/or Licensed Processes for sale in the retail market within the Licensed Field; and until the date of first commercial sale of Licensed Products, it will supply UFRF with a written Development Report [***] after the end of the [***] (see Appendix B). All development activities and strategies and all aspects of product design and decisions to market and the like are entirely at the discretion of Licensee, and Licensee shall rely entirely on its own expertise with respect thereto. UFRF’s review of Licensee’s Development Plan is solely to verify the existence of Licensee’s commitment to development activity and to ensure compliance with Licensee’s obligations to commercialize the inventions of the Licensed Patents, as set forth above, other than those elements of the Development Plan as designated as Due Diligence milestones in 3.1.2 below.

3.1.2	Licensee agrees that the first commercial sale of products to the retail customer shall occur on or before January 1, 2011 or UFRF

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

shall have the right to terminate the Agreement pursuant to Section 9.3 hereto. In addition, Licensee agrees to the following due diligence elements which if not accomplished by the following dates, then UFRF shall have the right to terminate the Agreement pursuant to Section 9.3:

[***]

If Licensee fails to actively pursue the Development Plan with respect to a certain field(s) of use and UFRF has received notice that a third party wishes to negotiate a license for such field(s) of use, UFRF may terminate this License with respect to such field(s) of use upon sixty (60) days written notice to Licensee and pursue negotiations with the third party. Licensee shall have the right to come into compliance within 90 days.

During the notice period, Licensee may provide UFRF with a revised Development Plan with respect to the field(s) of use in question. UFRF may consider the revised Development Plan and determine, in UFRF’s sole discretion, whether the revised Development Plan will be accepted or whether the License will terminate with respect to such field(s) of use upon expiration of the notice period.

Section 4	Royalties

4.1	License Issue Fee.

4.1.1	Licensee agrees to pay to UFRF a License Issue Fee of $[***] within [***] of the Effective Date.

4.1.2	Notwithstanding UFRF’s right to receive any proceeds or income as otherwise set forth in this Agreement or the Equity Agreement attached hereto, in the event of a Licensee “liquidity event,” defined as the one-time cash sale of all or substantially all of the assets or stock of the Licensee or an initial public offering of Licensee’s shares, Licensee shall, no more than once during the term of this Agreement, pay UFRF a fee of [***].

4.2	Issuance of Equity

As further consideration for the rights granted to Licensee by this Agreement, as of the Effective Date, (i) Licensee will issue to UFRF that number of shares of common stock of Licensee equal to [***] percent ([***]%) of the total number of issued and outstanding shares of Licensee on the Effective Date inclusive of shares set aside in the Stock Plan approved by the Board and as set forth in the Capitalization Table a copy of which is attached hereto as Attachment 4.2 and incorporated by reference herein. If at any time after the Effective Date of this Agreement and before Licensee receives a total of [***] dollars ($[***]) in the form

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of cash, cash equivalents, or other consideration in exchange for the issuance of (i) Licensee’s equity securities and/or (ii) debt securities that are convertible into or exercisable or exchangeable for Licensee’s equity securities, Licensee issues any (a) shares of common stock or (b) securities that are convertible into or exercisable or exchangeable for shares of Licensee’s common stock, then in such event, Licensee shall issue additional shares of common stock to UFRF such that immediately after such issuance to UFRF the total number of shares issued to UFRF under this Section constitutes [***] percent ([***]%) of the total number of issued and outstanding shares of Licensee calculated on a fully diluted basis. The issuance of common stock to UFRF under this Section 4.2 shall be made in accordance with that certain Equity Agreement by and between UFRF and Licensee of even date herewith, a copy of which is attached hereto as Appendix D and incorporated by reference herein.

4.3	Running Royalty.

In addition to the Section 4.1 License Issue Fee, Licensee agrees to pay to UFRF a royalty calculated as a percentage of Net Sales in accordance with the terms and conditions of this Agreement. The royalty is deemed earned as of the date the Licensed Product and/or Licensed Process is actually sold and paid for. The royalty shall remain fixed while this Agreement is in effect at a rate of one percent (1%) of Net Sales. In the event that any Net Sales result from Licensee’s sale of Licensed Product or Licensed Process which is comprised solely of “software” then Licensee shall pay a royalty of [***] percent ([***]%) of Net Sales on such software.

4.4	Other Payments.

4.4.1	Licensee agrees to pay UFRF Minimum Royalty payments, as follows:

Payment		Year
$	[***]	2011
$	[***]	2012
$	[***]	2013
	$200,000	every year thereafter on the same date, for the life of this Agreement.

The Minimum Royalty shall be paid in advance on a quarterly basis for each year in which this Agreement is in effect. The first Minimum Royalty payment shall be due on [***] and shall be in the amount of $[***]. The Minimum Royalty for a given year shall be due in advance and shall be paid in quarterly installments on March 31, June 30, September 30, and December 31 for the following quarter. Any Minimum Royalty paid in a calendar year will be credited against the earned royalties for that calendar year.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

It is understood that the Minimum Royalties will be applied to earned royalties on a calendar year basis, and that sales of Licensed Products and/or Licensed Processes requiring the payment of earned royalties made during a prior or subsequent calendar year shall have no effect on the annual Minimum Royalty due UFRF for other than the same calendar year in which the royalties were earned.

4.5	Accounting for Payments.

4.5.1	Amounts owing to UFRF under Sections 2.2 and 4.3 shall be paid on a quarterly basis after the amount of Minimum Royalties paid is exceeded, with such amounts due and received by UFRF on or before the [***] following the end of the calendar quarter ending on March 31, June 30, September 30 or December 31 in which such amounts were earned. The balance of any amounts which remain unpaid more than [***] after they are due to UFRF shall accrue interest until paid at the rate of the lesser of [***] percent ([***]%) per month or [***]. However, in no event shall this interest provision be construed as a grant of permission for any payment delays. Licensee shall also be responsible for [***] overdue payments due from this Section 4.5.1, Section 6.2 or any other applicable section of this Agreement.

4.5.2	Except as otherwise directed, all amounts owing to UFRF under this Agreement shall be paid in U.S. dollars to UFRF at the following address:

University of Florida Research Foundation, Inc.

223 Grinter Hall

PO Box 115500

Gainesville, Florida 32611-5500

Attention: Business Manager

All royalties owing with respect to Net Sales stated in currencies other than U.S. dollars shall be converted at the rate shown in the [***].

4.5.3

A certified full accounting statement showing how any amounts payable to UFRF under Section 4.3 have been calculated shall be submitted to UFRF on the date of each such payment. In addition to being certified, such accounting statements shall contain a written representation signed by an executive officer of Licensee that states that the statements are true, accurate, and fairly represent all amounts payable to UFRF pursuant to this Agreement. Such accounting shall be on a per-country and product line, model or trade name basis and shall be summarized

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

on the form shown in Appendix C of this Agreement. In the event no payment is owed to UFRF because the amount of Minimum Royalties paid has not been exceeded or otherwise, an accounting demonstrating that fact shall be supplied to UFRF.

4.5.4	UFRF is exempt from paying income taxes under U.S. law. Therefore, all payments due under this Agreement shall be made without deduction for taxes, assessments, or other charges of any kind which may be imposed on UFRF by any government outside of the United States or any political subdivision of such government with respect to any amounts payable to UFRF pursuant to this Agreement. All such taxes, assessments, or other charges shall be assumed by Licensee.

Section 5	Certain Warranties and Disclaimers of UFRF

5.1	UFRF warrants that, except as otherwise provided under Section 17.1 of this Agreement with respect to U.S. Government interests, it is the owner of the Licensed Patents or otherwise has the right to grant the licenses granted to Licensee in this Agreement. However, nothing in this Agreement shall be construed as:

5.1.1	a warranty or representation by UFRF as to the validity or scope of any right included in the Licensed Patents;

5.1.2	a warranty or representation that anything made, used, sold or otherwise disposed of under the license granted in this Agreement will or will not infringe patents of third parties;

5.1.3	an obligation to bring or prosecute actions or suits against third parties for infringement of Licensed Patents:

5.1.4	an obligation to furnish any know-how not provided in Licensed Patents or any services other than those specified in this Agreement; or

5.1.5	a warranty or representation by UFRF that it will not grant licenses to others to make, use or sell products not covered by the claims of the Licensed Patents which may be similar and/or compete with products made or sold by Licensee.

5.2

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UFRF MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING. UFRF ASSUMES NO RESPONSIBILITIES

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY LICENSEE, ITS SUBLICENSEE(S), OR THEIR VENDEES OR OTHER TRANSFEREES OF PRODUCT INCORPORATING OR MADE BY USE OF INVENTIONS LICENSED UNDER THIS AGREEMENT.

Section 6	Record keeping

6.1	Licensee and its Sublicensee(s) shall keep books and records sufficient to verify the accuracy and completeness of Licensee’s and its Sublicensee(s)’s accounting referred to above, including without limitation, inventory, purchase and invoice records, manufacturing records, sales analysis, general ledgers, financial statements, and tax returns relating to the Licensed Products and/or Licensed Processes. Such books and records shall be preserved for a period not less than [***] after they are created, both during and after the term of this Agreement.

6.2	Licensee and its Sublicensee(s) shall take all steps necessary so that UFRF may, within [***] of its written request, audit, review and/or copy all of the books and records at a single U.S. location to verify the accuracy of Licensee’s and its Sublicensee(s)’s accounting. Such review may be performed by any authorized employees of UFRF as well as by any attorneys and/or accountants designated by UFRF, upon reasonable notice and during regular business hours but not to exceed more than two such reviews in any calendar year. If a deficiency with regard to any payment hereunder is determined, Licensee and its Sublicensee(s) shall pay the deficiency within [***] of receiving notice thereof along with applicable interest as described in Section 4.5.1. If a royalty payment deficiency for a calendar year exceeds [***] percent ([***]%) of the royalties paid for that year, then Licensee and its Sublicensee(s) shall be responsible for paying UFRF’s out-of-pocket expenses incurred with respect to such review.

6.3	At any time during the term of this agreement, but not to exceed more than once annually, UFRF may request in writing that Licensee verify the calculation of any past payments owed to UFRF through the means of a self-audit. Within [***] of the request, Licensee shall complete a self-audit of its books and records to verify the accuracy and completeness of the payments owed. Within [***] of the completion of the self-audit, Licensee shall submit to UFRF a report detailing the findings of the self-audit and the manner in which it was conducted in order to verify the accuracy and completeness of the payments owed. If Licensee has determined through its self-audit that there is any payment deficiency, Licensee shall pay UFRF the deficiency along with applicable interest under Section 4.5.1 with the submission of the self-audit report to UFRF.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 7	Patent Prosecution

7.1	UFRF shall diligently prosecute and maintain the Licensed Patents using counsel of its choice and reasonably acceptable to Licensee. UFRF shall promptly provide Licensee with a copy of all Licensed Patent: applications, amendments, filings, all office actions, invoices and other communications sent to, and received from, the Licensed Patent counsel, the United States Patent and Trademark Office, and foreign patent offices. Both parties agree to keep such information confidential.

7.2	Licensee shall [***] for the preparation, filing, prosecution, issuance, and maintenance of the Licensed Patents upon the first to occur of either (1) [***]; or (2) the Licensee’s receipt of [***]. A copy of [***] up to the Effective date is attached hereto. It shall be the responsibility of Licensee to keep UFRF fully apprised of the “small entity” status of Licensee with respect to the U.S. patent laws and with respect to the patent laws of any other countries, if applicable, and to inform UFRF of any changes in such status, within thirty days of any such change.

Section 8	Infringement and Invalidity

8.1	Either party shall inform the other party in writing within [***] of it becoming aware of any alleged infringement of the Licensed Patents by a third party, along with any available evidence thereof.

8.2	During the term of this Agreement, UFRF shall have the right, but shall not be obligated, to prosecute at its own expense any such infringements of the Licensed Patents. If UFRF prosecutes any such infringement, Licensee agrees that UFRF may include Licensee as a co-plaintiff in any such suit, without expense to Licensee. UFRF shall indemnify Licensee against any order for costs that may be made against Licensee in such proceedings.

8.3	If within [***] after having been notified of any alleged infringement, UFRF shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if UFRF shall notify Licensee at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, Licensee shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Licensed Patents, and Licensee may, for such purposes, use the name of UFRF as party plaintiff. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of UFRF, which consent shall not be unreasonably withheld. Licensee shall indemnify UFRF against any order for costs that may be made against UFRF in such proceedings.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.4	In the event that UFRF shall undertake the enforcement by litigation and/or defense of the Licensed Patents by litigation, any recovery of damages by UFRF for any such suit shall be applied first in satisfaction of any reasonable unreimbursed expenses and legal fees of UFRF relating to the suit, and next toward reimbursement of Licensee for its reasonable unreimbursed expenses and legal fees. The balance then remaining on any such recovery shall be divided [***].

8.5	In the event that Licensee shall undertake the enforcement by litigation and/or defense of the Licensed Patents by litigation, any recovery of damages by Licensee for any such suit shall be applied first in satisfaction of any reasonable unreimbursed expenses and legal fees of Licensee relating to the suit, and next toward reimbursement of UFRF for any reasonable unreimbursed expenses and legal fees. The balance then remaining on any such recovery shall be divided [***].

8.6	In any infringement suit that either party may institute to enforce the Licensed Patents pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

8.7	In the event a declaratory judgment action alleging invalidity or noninfringement of any of the Licensed Patents shall be brought against Licensee, UFRF, at its option, shall have the right, within [***] after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

8.8	In the event Licensee contests the validity of any Licensed Patents, Licensee shall [***] with respect to that patent [***] until the patent is adjudicated invalid or unenforceable by a court of last resort.

Section 9	Term and Termination

9.1	The term of this license shall begin on the Effective Date of this Agreement and continue until the earlier of the date that no Licensed Patent remains an enforceable patent or the payment of earned royalties under Section 4.3, once begun, ceases for more than four (4) consecutive calendar quarters.

9.2	Licensee may terminate this Agreement at any time by giving at least sixty (60) days written notice of such termination to UFRF. Such a notice shall be accompanied by a statement of the reasons for termination.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.3	UFRF may terminate this Agreement by giving Licensee at least sixty (60) days written notice if the date of first commercial sale does not occur by the date specified in Section 3.1.2.

9.4	If Licensee at any time defaults in the timely payment of any monies due to UFRF or the timely submission to UFRF of any Development Report, fails to actively pursue the Development Plan, or commits any breach of any other covenant herein contained, and Licensee fails to remedy any such breach or default within sixty (60) days after written notice thereof by UFRF, UFRF may, at its option, immediately terminate this Agreement by giving notice of termination to Licensee.

9.5	UFRF may immediately terminate this Agreement upon the occurrence of the second separate default by Licensee within any consecutive three-year period for failure to pay royalties, patent or any other expenses when due hereunder.

9.6	If Licensee shall cease to carry on its business pertaining to Licensed Patents, this Agreement shall terminate upon thirty (30) days notice by UFRF.

9.7	Upon the termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. Licensee shall remain obligated to provide an accounting for and to pay royalties earned to the date of termination, and any Minimum Royalties shall be prorated as of the date of termination by the number of days elapsed in the applicable calendar year. Licensee may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that Licensee shall remain obligated to provide an accounting for and to pay running royalties thereon.

Section 10	Assignability

Neither party may assign its rights or obligations under this Agreement except that Licensee may assign this Agreement in connection with the sale of all or substantially all of the assets or stock of the Licensee, whether by merger, acquisition, or otherwise, if the successor assumes all of the Licensee’s obligations hereunder; provided however, this Section shall not limit Licensee’s right to enter into sublicenses in accordance with the terms of this Agreement.

Section 11	Dispute Resolution Procedures

11.1	Mandatory Procedures.

In the event either party intends to file a lawsuit against the other with respect to any matter in connection with this Agreement, compliance with

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the procedures set forth in this Section shall be a condition precedent to the filing of such lawsuit, other than for injunctive relief. Either party may terminate this Agreement as provided in this Agreement without following the procedures set forth in this section.

11.1.1	When a party intends to invoke the procedures set forth in this section, written notice shall be provided to the other party. Within [***] of the date of such notice, the parties agree that representatives designated by the parties shall meet at mutually agreeable times and engage in good faith negotiations at a mutually convenient location to resolve such dispute.

11.1.2	If the parties fail to meet within the time period set forth in section 11.1.1 above or if either party subsequently determines that negotiations between the representatives of the parties are at an impasse, the party declaring that the negotiations are at an impasse shall give notice to the other party stating with particularity the issues that remain in dispute.

11.1.3	Not more than [***] after the giving of such notice of issues, each party shall deliver to the other party a list of the names and addresses of at least [***] individuals, any one of whom would be acceptable as a neutral advisor in the dispute (the “Neutral Advisor”) to the party delivering the list. Any individual proposed as a Neutral Advisor shall have experience in determining, mediating, evaluating, or trying intellectual property litigation and shall not be affiliated with the party that is proposing such individual.

11.1.4	Within [***] after delivery of such lists, the parties shall agree on a Neutral Advisor. If they are unable to so agree within that time, within [***], they shall each select one individual from the lists. Within [***], the individuals so selected shall meet and appoint a third individual from the lists to serve as the Neutral Advisor. Within [***] after the selection of a Neutral Advisor:

(a)	The parties shall each provide a written statement of the issues in dispute to the Neutral Advisor.

(b)

The parties shall meet with the Neutral Advisor in [***] on a date and time established by the Neutral Advisor. The meeting must be attended by persons authorized to make final decisions on behalf of each party with respect to the dispute. At the meeting, each party shall make a presentation with respect to its position concerning the dispute. The Neutral Advisor will then discuss the issues separately with each party and attempt to resolve all issues in the dispute. At the meeting, the parties will

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

enter into a written settlement agreement with respect to all issues that are resolved. Such settlement agreement shall be final and binding with respect to such resolved issues and may not be the subject of any lawsuit between the parties, other than a suit for enforcement of the settlement agreement.

11.1.5	The expenses of the neutral advisor shall be shared by the parties equally. All other out-of-pocket costs and expenses for the alternative dispute resolution procedure required under this Section shall be paid by the party incurring the same.

11.1.6	Positions taken and statements made during this alternative dispute resolution procedure shall be deemed settlement negotiations and shall not be admissible for any purpose in any subsequent proceeding.

11.2	Failure to Resolve Dispute.

If any issue is not resolved at the meeting with the Neutral Advisor, either party may file appropriate administrative or judicial proceedings with respect to the issue that remains in dispute. No new issues may be included in the lawsuit without the mandatory procedures set forth in this section having first been followed.

11.3	Survival.

The provisions of this Section shall survive termination of this Agreement.

Section 12	Product Liability; Conduct of Business

12.1	Licensee and its Sublicensee(s) shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold UFRF, the Florida Board of Governors, the University of Florida Board of Trustees, the University of Florida, and each of their directors, officers, employees, and agents, and the inventors of the Licensed Patents, regardless of whether such inventors are employed by the University of Florida at the time of the claim, harmless against all claims and expenses, including legal expenses and reasonable attorneys fees, whether arising from a third party claim or resulting from UFRF’s enforcing this indemnification clause against Licensee, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever (other than patent infringement claims) resulting from the production, manufacture, sale, use, lease, consumption, marketing, or advertisement of Licensed Products or Licensed Process(es) or arising from any right or obligation of Licensee hereunder. Notwithstanding the above, UFRF at all times reserves the right to retain counsel of its own and at its expense, to defend UFRF’s, the Florida Board of Governors’, the University of Florida Board of Trustees’, the University of Florida’s, and the inventor’s interests.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.2	Licensee warrants that it now maintains and will continue to maintain liability insurance coverage appropriate to the risk involved in producing, manufacturing, selling, marketing, using, leasing, consuming, or advertising the products subject to this Agreement and that such insurance coverage [***]. Within [***] after the execution of this Agreement and thereafter annually between January 1 and January 31 of each year, Licensee will present evidence to UFRF that the coverage is being maintained [***]. In addition, Licensee shall provide UFRF with at least [***] prior written notice of any change in or cancellation of the insurance coverage.

Section 13	Use of Names

Licensee and its Sublicensee(s) shall not use the names of UFRF, or of the University of Florida, nor of any of either institution’s employees, agents, or affiliates, nor the name of any inventor of Licensed Patents, nor any adaptation of such names, in any sales promotion, advertising, or any other form of publicity without the prior written approval of UFRF in each case, except that Licensee may state that it has received a license from UFRF under one or more or the patents and/or applications comprising the Licensed Patents.

Section 14	Miscellaneous

14.1	This Agreement shall be construed in accordance with the internal laws of the State of Florida

14.2	The parties hereto are independent contractors and not joint venturers or partners.

14.3	Licensee shall insure that it applies patent markings that meet all requirements of U.S. law, 35 U.S.C. §287, with respect to all Licensed Products subject to this Agreement.

14.4	This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, shall vary or modify the written terms of this Agreement. Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgment, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement.

14.5	Licensee shall not encumber or otherwise grant a security interest in any of the rights granted hereunder to any third party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.6	Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Contract Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of such items may require a license from the cognizant agency of the U.S. Government or written assurances by Licensee that it shall not export such items to certain foreign countries without prior approval of such agency. UFRF neither represents that a license is or is not required or that, if required, it shall be issued.

Section 15	Notices

Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given

•	when delivered personally,

•	if sent by facsimile transmission, when receipt thereof is acknowledged at the facsimile number of the recipient as set forth below,

•	the [***] following the day on which the notice has been delivered prepaid to a national air courier service, or

•	[***] following deposit in the U.S. mail if sent certified mail, return receipt requested:

15.1	If to the University of Florida Research Foundation, Inc.:

President

University of Florida Research Foundation, Inc.

223 Grinter Hall

University of Florida

Post Office Box 115500

Gainesville, FL 32611-5500

Facsimile Number: [***]

with a copy to:

Office of Technology Licensing

Attn: Director

308 Walker Hall

University of Florida

Post Office Box 115500

Gainesville, Florida 32611-5500

Facsimile Number: [***]

15.2	If to Licensee:

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 16	Contract Formation and Authority

16.1	No agreement between the parties shall exist unless the duly authorized representative of Licensee and the Director of the Office of Technology Transfer of UFRF have signed this document within thirty (30) days of the Effective Date written on the first page of this Agreement.

16.2	UFRF and Licensee hereby warrant and represent that the persons signing this Agreement have authority to execute this Agreement on behalf of the party for whom they have signed.

16.3	Force Majuere.

No default, delay, or failure to perform on the part of Licensee or UFRF shall be considered a default, delay or failure to perform otherwise chargeable hereunder, if such default, delay or failure to perform is due to causes beyond either party’s reasonable control including, but not limited to: strikes, lockouts, or inactions of governmental authorities, epidemics, war, embargoes, fire, earthquake, acts of God, or default of common carrier. In the event of such default, delay or failure to perform, any date or times by which either party is otherwise scheduled to perform shall be extended automatically for a period of time equal in duration to the time lost by reason of the excused default, delay or failure to perform.

Section 17	United States Government Interests

17.1	It is understood that the United States Government (through any of its agencies or otherwise) [***].

17.2	Licensee agrees that [***]. Licensee further agrees that [***].

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

/s/ David L. Day	Date: 12/15, 2004
David L. Day
Director, Office of Technology Transfer

LICENSEE

By:	/s/ Russell S. Donda	Dec 3, 2004

Name and Office:	Russell S. Donda, CEO

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Reviewed by UFRF’s Attorney:	Reviewed by Licensee’s Attorney

—N/A— RSD
(name typed)	(name typed)

(Neither attorney shall be deemed a signatory to this Agreement.)

UFRF Ref: UF#- [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix A

Development Plan

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

Management

Chief Executive Officer, Russ Donda, has more than 20 years of experience in executive and entrepreneurial leadership roles. As one of the founding managers of Regeneration Technologies (RTIX) he helped author RTIX’s business plan and played a supporting role in the company’s initial formation and funding, and ultimately in the RTIX IPO. He is well versed in strategic planning and strategic alliance structuring, business acquisitions and mergers, intellectual property development, and has spearheaded the development of novel technologies with multiple market segments. He managed project teams and negotiated final contracts leading to the acquisition of two medical industry companies and established relationships for research with a number of major research universities and hospitals. Mr. Donda is familiar with Federal grant funding and has previously advanced a foray into the NIST Advanced Technology program resulting in a successful award of $3,000,000 over three years for a leading edge, biomedical technology.

Chief Scientific Officer, James Dempsey, Ph.D., is the inventor of the Technology. He is an assistant professor in the Department of Radiation Oncology at the University of Florida. After obtaining his doctorate in nuclear chemistry at Washington University in St. Louis, he transitioned into the field of radiotherapy medical physics. He performed postdoctoral research training in medical physics and graduated from an accredited radiotherapy clinical medical physics residency program at the Mallinckrodt Institute of Radiology at the Washington University School of Medicine before joining the faculty at the University of Florida. Dr. Dempsey is a board certified therapeutic radiological physicist by the American Board of Radiology and holds an affiliate faculty title with the Department of Nuclear and Radiological Engineering. He is a full member of the American Association of Physicists in Medicine, the American Society of Therapeutic Radiation Oncology, and the Institute for Operations Research and Management Science. Though early in his career, Dr. Dempsey has already coauthored 57 peer-reviewed manuscripts, 86 published abstracts, and obtained over $1,400,000 dollars of research funding in government, state, and corporate research grants as a principal investigator. Dr. Dempsey will apply his expertise in nuclear chemistry and physics, medical physics, and optimization science to guide the scientific and technical aspects of the development of the Technology.

Vice President of Operations, Jim Carnall, obtained his BSEE in 1978 from Rochester Institute of Technology. Mr. Carnall enjoyed a 20 year career at Eastman Kodak Company from 1978 to 1997. He was promoted to Vice President of Manufacturing for Kodak Health Imaging Systems (“KHIS”) in 1993 where he was responsible for the operations functions in both Rochester, NY and Dallas, TX. KHIS developed and manufactured medical devices used in tele-radiology and computed radiography business. In 1997, Mr. Carnall joined the University of Florida Tissue Bank (UFTB) as Director of Operations. He was hired to develop all functions associated with the production and material management including; production processing, purchasing, inventory control, shipping and receiving, facility management, quality control and external manufacturing operations. Mr. Carnall became the founding Director of Operations for Regeneration Technologies (RTIX) in 1998. During his tenure at UFTB, and through RTIX’s successful IPO in 2000, Mr. Carnall was instrumental in creating a nearly 16-fold increase in production output, resulting in product availability of over $100 million annually.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Current Capitalization Table

Shareholders:	Cum. Shrs		%
[***]	[***	]	[***	]

TOTALS (Fully diluted)	[***	]	—

Medical Advisory Board

[***]

Board of Directors

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix B

Development Report

[***]

PLEASE SEND DEVELOPMENT REPORTS TO:

University of Florida Research Foundation, Inc.

Attn: Director

308 Walker Hall

P.O. Box 115500

Gainesville, FL 32611-5500

Facsimile: [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix C

UFRF Royalty Report

Licensee:		Agreement No.:

Inventor:		P#:	P

Period Covered:	From: / /2	Through:	/ /2

Prepared By		Date:

Approved By:		Date:

If license covers several major product lines, please prepare a separate report for each line. Then combine all product lines into a summary report.

Report Type:	☐ Single Product Line Report:

☐ Multiproduct Summary Report. Page 1 of Pages

☐ Product Line Detail. Line: Tradename: Page:

Report Currency:	☐ U. S. Dollars ☐ Other

Period Royalty Amount
Country	Unit Sales	Gross $$ Sales	* Less: Allowances	Net $$ Sales	Royalty Rate	This Year	Last Year
U.S.A.

Canada

Europe:

Japan

Other:

TOTAL:

Total Royalty:          Conversion Rate:          Royalty in U.S. Dollars: $

The following royalty forecast is non-binding and for UFRF’s internal planning purposes only:

Royalty Forecast Under This Agreement: Next Quarter:     Q2:     Q3:     Q4:

* On a separate page, please indicate the reasons for returns or other adjustments if significant. Also note any unusual occurrences that affected royalty amounts during this period. To assist UFRF’s forecasting, please comment on any significant expected trends in sales volume.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.